Exhibit No. 99 (4)

Citigroup Inc.
CHF 250,000,000 Floating Rate Notes 2005-2008
under the
12Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF").
3.	Aggregate Nominal Amount:	CHF 250,000,000
4.	Issue Price:	99.26100.075% of the Aggregate Nominal Amount
5.	Specified Denominations:	CHF 5,000 and integral multiples thereof.
6.	Issue Date:	May 31, 2005.
7.	Maturity Date:	May 30, 2008.
8.	Interest Basis:	3-Month-CHF-LIBOR Floating Rate.
9.	Redemption/Payment Basis:	Redemption at Par.
10.	Status of the Notes:	Senior.
11.	Listing:	Application has been made for the Notes to be listed on the SWX Swiss Exchange (main segment).
PROVISIONS RELATING TO INTEREST
12.	Floating Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	3-Month-CHF-LIBOR flat
	(ii) Specified Interest Payment Dates:	February 28(29), May 30, August 30 and November 30 of each year, commencing August 30, 2005 and including the Maturity Date
	(iii) Business Day Convention	Modified Following Business Day
	(iv) Additional Business Center:	Zurich
	(v) Manner in which Rate of Interest is determined:	Screen Rate Determination
(vi) Screen Rate Determination:
	-- Reference Rate:	3-Month-CHF-LIBOR
	-- Relevant Screen Page:	Telerate 3740, 3 months-CHF
	-- Interest Determination Date(s):	The second London business day preceding the first day of the relevant interest period.
	-- Relevant Time:	11:00 a.m., London time
	-- Relevant Financial Center:	London
	-- Additional Financial Center:	Not Applicable
	(vii) Margin:	Not Applicable
	(viii) Minimum Rate of Interest:	Not Applicable.
	(ix) Maximum Rate of Interest:	Not Applicable.
	(x) Day Count Fraction:	Actual/360
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	CHF 5,000 per Note of CHF 5,000 denomination.
14.	Early Redemption Amount:	Payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes. The Notes will be represented by a Permanent Global Note in bearer form.
16.	Additional Financial Centre or other special provisions relating to Payment Dates:	Zurich.
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable.
18.	Additional selling restrictions:	Not Applicable, not 144A eligible.
OPERATIONAL INFORMATION
19.	ISIN Code:	CH0021366072 .
20.	Common Code:	021884715 .
21.	Any clearing system other than Euroclear and Clearstream, Luxembourg and the relevant identification number:	SIS SegaInterSettle AG, Swiss Security No.: 2136607.